UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2018

ILG, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

On June 12, 2018, ILG, Inc. held its annual meeting of stockholders.  The matters on which the stockholders voted, in person or by proxy, were (i) to elect thirteen directors to serve until ILG’s next annual meeting of stockholders or until their successors are duly elected and qualified, (ii) to approve an advisory non-binding resolution on executive compensation, and (iii) to ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2018. The results of the voting are as follows:

Proposal 1 — Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Craig M. Nash	104,533,104	2,270,938	9,096,650
David Flowers	106,575,361	228,681	9,096,650
Victoria L. Freed	105,545,928	1,258,114	9,096,650
Lizanne Galbreath	105,494,401	1,309,641	9,096,650
Chad Hollingsworth	106,295,350	508,692	9,096,650
Lewis J. Korman	105,326,361	1,477,681	9,096,650
Thomas J. Kuhn	103,705,513	3,098,529	9,096,650
Thomas J. McInerney	98,333,172	8,470,870	9,096,650
Thomas P. Murphy, Jr.	105,666,641	1,137,401	9,096,650
Stephen R. Quazzo	105,819,038	985,004	9,096,650
Sergio D. Rivera	104,331,420	2,472,622	9,096,650
Thomas O. Ryder	105,819,222	984,820	9,096,650
Avy H. Stein	105,770,470	1,033,572	9,096,650

Each of ILG’s directors was re-elected.

Proposal 2 — Non-binding, advisory vote to approve the compensation of the named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-votes
105,512,080	434,251	857,711	9,096,650

The stockholders approved, on an advisory basis, Proposal 2.

Proposal 3 —Ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2018

Votes For	Votes Against	Abstentions	Broker Non-votes
115,192,755	659,427	48,510	0

The stockholders ratified Proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILG, Inc.

	By:	/s/ William L. Harvey
	Name:	William L. Harvey
	Title:	Executive Vice President and Chief Financial Officer

Date: June 15, 2018